EXHIBIT 8.1

Thacher Proffitt & Wood LLP
Two World Financial Center
New York, NY 10281
212.912.7400

Fax: 212.912.7751
www.tpwlaw.com

July 14, 2005

Structured Asset Mortgage Investments II Inc. 383 Madison Avenue New York, New York 10179	U.S. Bank National Association One Federal Street, 3rd Floor Boston, Massachusetts 02110
Bear, Stearns & Co. Inc. 383 Madison Avenue New York, New York 10179	Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045
Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. 55 Water Street New York, New York 10041	EMC Mortgage Corporation 909 Hidden Ridge Drive, Suite 200 Irving, Texas 75038
KKR Financial Corp. Four Embarcadero Center Suite 2050 San Francisco, CA 94111

Opinion: Tax

Bear Stearns ARM Trust 2005-5

Mortgage-Backed Notes, Series 2005-5

Ladies and Gentlemen:

We have acted as counsel to EMC Mortgage Corporation (the “Seller”), Structured Asset Mortgage Investments II Inc. (the “Depositor”) and Bear, Stearns & Co. Inc. (the “Underwriter” and the “Initial Purchaser”) in connection with (i) the Mortgage Loan Purchase Agreement, dated as of July 14, 2005 (the “Mortgage Loan Purchase Agreement”), between the Seller and the Depositor, (ii) the Grantor Trust Agreement, dated July 14, 2005 (the “Grantor Trust Agreement”), between the Depositor, Wells Fargo Bank, N.A., as securities administrator (in that capacity, the “Securities Administrator”) and U.S. Bank National Association, as grantor trustee (in that capacity, the “Grantor Trustee”), pursuant to which the Depositor will transfer the Mortgage Loans and all of its rights and remedies under the Mortgage Loan Purchase Agreement to the Grantor Trustee in exchange for the Grantor Trust Certificates (the “Grantor Trust Certificates”), (iii) the Amended and Restated Trust Agreement, dated as of July 14, 2005 (the “Trust Agreement”), among the Depositor, Wilmington Trust Company as owner trustee (the “Owner Trustee”) of Bear Stearns ARM Trust 2005-5 (the “Issuer”) and Wells Fargo Bank,

N.A., as securities administrator, certificate registrar and certificate paying agent pursuant to which the Depositor sold one of the Grantor Trust Certificates (the “Class A Grantor Trust Certificate”) to the Issuer in exchange for the Notes and the owner trust certificate (the “Owner Trust Certificate”) evidencing the entire ownership interest in the Issuer, subject to the related Indenture described below, (iv) the Servicing Agreement, dated as of July 14, 2005 (the “Servicing Agreement”), among Wells Fargo Bank, N.A., as master servicer (in that capacity, the “Master Servicer”), the Securities Administrator, the Depositor, the Seller and the Grantor Trustee, (v) the Custodial Agreement, dated as of July 14, 2005 (the “Custodial Agreement”), among the Depositor, the Grantor Trustee and Wells Fargo Bank, N.A., as custodian (in that capacity, the “Custodian”), (vi) the Indenture, dated as of July 14, 2005 (the “Indenture”), among the Issuer, the Securities Administrator and U.S. Bank National Association as indenture trustee (in that capacity, the “Indenture Trustee”), pursuant to which the Issuer issued the Mortgage-Backed Notes, Series 2005-5 (the “Notes”), (vii) the Underwriting Agreement, dated as of February 28, 2005, and the related Terms Agreement, dated as of July 13, 2005 (together, the “Underwriting Agreement”), each between the Depositor and the Underwriter, (viii) the Purchase Agreement, dated as of February 28, 2005, and the related Terms Agreement, dated as of July 14, 2005 (together, the “Purchase Agreement”), each between the Depositor and the Initial Purchaser, (ix) the Administration Agreement, dated as of July 14, 2005 (the “Administration Agreement”), among the Issuer, Wells Fargo Bank, N.A. as administrator (in that capacity, the “Administrator”), the Owner Trustee and the Depositor, (x) the Prospectus Supplement, dated July 13, 2005 (the “Prospectus Supplement”) and the Prospectus to which it relates, dated December 20, 2004 (the “Base Prospectus” and, together with the Prospectus Supplement, the “Prospectus”) and (xi) the Private Placement Memorandum, dated July 14, 2005 (the “Private Placement Memorandum”). The Mortgage Loan Purchase Agreement, the Trust Agreement, the Grantor Trust Agreement, the Servicing Agreement, the Custodial Agreement, the Indenture, the Underwriting Agreement, the Purchase Agreement and the Administration Agreement are collectively referred to herein as the “Agreements”. Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. In rendering this opinion letter, except for any matter that is specifically addressed in any opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates. Each assumption herein is made and relied upon with your permission and without independent investigation.

This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates, after such consultation with such other attorneys in this firm as they deemed appropriate, have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter.

In rendering this opinion letter, we do not express any opinion concerning any law other than the federal income tax laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended (the “Code”). We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

In rendering this opinion letter, with your permission we have relied, without independent verification, upon the representations of KKR Financial Corp. (“KFN”) to the effect that (i) KFN has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) within the meaning of section 856(a) of the Internal Revenue Code of 1986 (the “Code”) and has timely filed an election to be a REIT, (ii) KFN owns for federal income tax purposes, as of the date hereof, directly or indirectly through one or more qualified REIT subsidiaries (within the meaning of section 856(i) of the Code) of KFN or one or more entities disregarded as entities separate from KFN or a qualified REIT subsidiary of KFN, 100% of the Senior Notes, Privately Offered Notes, and Owner Trust Certificates, and (iii) KFN currently operates and intends to continue to operate in a manner that enables it to meet the requirements for qualification and taxation as a REIT, and intends to maintain the status of each other entity necessary for the correctness of clause (ii) above as a qualified REIT subsidiary of KFN or as an entity disregarded as an entity separate from KFN or any such qualified REIT subsidiary, in each case until the earlier of (a) the date on which none of the Notes is outstanding or (b) the date on which KFN has transferred 100% of the Senior Notes, Privately Offered Notes, and Owner Trust Certificates (other than any Senior Notes or Privately Offered Notes with respect to which a “will be debt” opinion has been rendered by nationally recognized tax counsel) to another entity that qualifies as a REIT, directly or by transfer to one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or such qualified REIT subsidiaries (in accordance with the terms of the Indenture and the Trust Agreement).

The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions to which this opinion letter relates.

Based upon and subject to the foregoing, it is our opinion that:

1.

The statements made in the Base Prospectus, the Prospectus Supplement and the Private Placement Memorandum under the heading “Federal Income Tax Consequences”, to the extent that those statements constitute matters of law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the securities to which they relate, are correct in all material respects with respect to those consequences or matters that are discussed therein.

2.

Under current United States federal income tax law as of the Closing Date, based upon certain financial calculations prepared at the request of the Underwriter concerning the projected payments on the Notes and assuming the accuracy of and compliance with the representations, covenants and other provisions of the Agreements without any waiver or modification thereof, although there are no regulations, rulings or judicial precedents addressing the characterization for federal income tax purposes of securities having terms substantially the same as those of the Notes, for federal income tax purposes (i) the Grantor Trust will be classified as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code, and not as an association taxable as a corporation, and (ii) the Trust will be either (A) disregarded as an entity separate from its owner for so long as 100% of the Senior Notes, Privately Offered Notes, and Owner Trust Certificates are held by an entity classified for federal income tax purposes as a REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries, or (B) a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code, for so long as (x) some or all of the Class A-1 Notes and Class A-2 Notes are characterized as indebtedness for federal income tax purposes and are held for federal income tax purposes by persons other the REIT (directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries) referenced in clause (y) below such that such Class A-1 Notes and Class A-2 Notes are treated as issued and outstanding for federal income tax purposes and (y) 100% of the Senior Notes, Privately Offered Notes, and Owner Trust Certificates (other than any Senior Notes or Privately Offered Notes characterized as indebtedness for federal income tax purposes) are held by an entity which is classified for federal income tax purposes as a REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries.

To ensure compliance with requirements imposed by the U.S. Internal Revenue Service, any U.S. federal tax advice contained herein, as to which each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor, (i) is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Internal Revenue Code and (ii) is written in connection with the promotion or marketing of the transaction or matters addressed herein.

This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein, (iii) to any and all persons, without limitation, in connection with the disclosure of the tax treatment and tax structure of the transaction (as defined in Treasury regulation section 1.6011-4), (iv) in connection with a due diligence inquiry by or with respect to any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter, (v) in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative, governmental, supervisory or legislative body or committee or any self-regulatory body (including any securities or commodities exchange or the National Association of Securities Dealers, Inc.) and (vi) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof or other person or entity, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.

Very truly yours,

/s/ Thacher Proffitt & Wood LLP

EXHIBIT A

CERTIFICATE

OF

KKR FINANCIAL CORP.

This Certificate is being delivered to Thacher Proffitt & Wood LLP (“TPW”) for reliance hereon by TPW in rendering its opinion letter to which this Certificate is annexed (the “Opinion Letter”). The undersigned understands, acknowledges and agrees that the facts set forth in the Opinion Letter are being relied upon by TPW in rendering the Opinion Letter and by each addressee thereof and other parties to the transactions to which the Opinion Letter relates in the consummation of those transactions. Capitalized terms not defined herein have the meanings assigned to them in the Opinion Letter. The undersigned hereby represents, warrants, covenants and certifies, after reasonable investigation and review and consultation as appropriate with its attorneys and independent accountants, as follows:

1.          KKR Financial Corp. (“KFN”) has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) within the meaning of section 856(a) of the Internal Revenue Code of 1986 (the “Code”) and has timely filed an election to be a REIT.

2.          KFN owns for federal income tax purposes, as of the date hereof, directly or indirectly through one or more qualified REIT subsidiaries (within the meaning of section 856(i) of the Code) of KFN or one or more entities disregarded as entities separate from KFN or a qualified REIT subsidiary of KFN, 100% of the Senior Notes, Privately Offered Notes, and Owner Trust Certificates.

3.          KFN currently operates and intends to continue to operate in a manner that enables it to meet the requirements for qualification and taxation as a REIT, and intends to maintain the status of each other entity necessary for the correctness of paragraph 2 above as a qualified REIT subsidiary of KFN or as an entity disregarded as an entity separate from KFN or any such qualified REIT subsidiary, in each case until the earlier of (i) the date on which none of the Notes is outstanding or (ii) the date on which KFN has transferred 100% of the Senior Notes, Privately Offered Notes, and Owner Trust Certificates (other than any Senior Notes or Privately Offered Notes with respect to which a “will be debt” opinion has been rendered by nationally recognized tax counsel) to another entity that qualifies as a REIT or one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or such qualified REIT subsidiaries (in accordance with the terms of the Indenture and the Trust Agreement).

The undersigned has executed this Certificate as of the date of the Opinion Letter.

KKR FINANCIAL CORP.

By:
Name:
Title: